Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS THIRD-QUARTER 2011 RESULTS

BEDFORD, Mass – October 27, 2011 – Interactive Data Corporation today reported its financial results for the third quarter ended September 30, 2011. Please note that Interactive Data’s third-quarter 2010 results detailed below reflect the predecessor period prior to the Company’s acquisition (from July 1, 2010 through July 29, 2010) and the successor period following it (from July 30, 2010 through September 30, 2010) on a combined basis. All non-GAAP financial measures with applicable reconciliations, including those for the combined periods, are set forth on the pages following the financial tables of this press release.

Interactive Data’s third-quarter 2011 revenue increased 10.1% to a record $217.9 million from $197.9 million in the third quarter of 2010. Third-quarter 2010 revenue was reduced by $2.3 million due to the purchase accounting for the amortization of acquisition-related deferred revenue. Excluding the impact of changes in foreign exchange rates and the reduction in third-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, Interactive Data’s organic (non-GAAP) revenue grew 6.7% from the third quarter in 2010.

Interactive Data’s third-quarter 2011 income from operations was $30.8 million, compared with a loss from operations of $85.9 million in same period one year ago. The third-quarter 2010 loss from operations included merger costs of $100.8 million. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the third quarter of 2011 was a Company record $87.4 million. This is 12.7% higher than $77.5 million in the same period one year ago.

“Our third-quarter 2011 results reflect continued progress across our business,” stated Mason Slaine, Interactive Data’s president and chief executive officer. “Our revenue growth during the third quarter of 2011 was driven primarily by ongoing strength in our Pricing and Reference Data business, and continued expansion of our Real-Time Services business largely resulting from another strong showing in our Interactive Data 7ticks product area. We converted our revenue growth into higher adjusted EBITDA and free cash flow this quarter as we balanced overall operating discipline with accelerated investment in key product and technology initiatives. As we move forward, we are well positioned to continue addressing the evolving needs of our customers worldwide.”

Segment Reporting and Related Operating Highlights

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported third-quarter 2011 revenue of $141.0 million, a 9.3% increase over the third quarter of 2010. Excluding the effects of foreign exchange and the reduction of $1.5 million in third-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, third-quarter 2011 organic (non-GAAP) revenue for this business increased by 6.6% from the same period last year. This business produced a strong quarter of new sales as demand across its global customer base for its evaluated pricing and reference data services remained healthy. During the third quarter of 2011, Interactive Data Pricing and Reference Data added local evaluated pricing resources in Germany and the business also recently announced that it is working with the Financial Industry Regulatory Authority (FINRA) to develop a set of daily reports designed to provide transparency into market activity related to U.S. structured securities.

•

Interactive Data Real-Time Services generated third-quarter 2011 revenue of $48.7 million, which is 19.5% higher than the same quarter last year. Excluding the effects of foreign exchange and the reduction of $0.6 million in third-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, third-quarter 2011 organic (non-GAAP) revenue for this business increased 13.2%. The organic revenue growth for this business primarily reflects strong growth in the Interactive Data 7ticks business, as well as expansion within Interactive Data’s web-based solutions product area. During the third quarter of 2011, Emmanuel Doe, who most recently served as Global Business Manager for the Thomson Reuters Enterprise segment focusing on the high frequency trading market, was appointed president of Interactive Data’s Trading Solutions Group, which includes the Company’s real-time data and trading infrastructure services.

•

BondEdge Solutions, which was rebranded in July 2011 and was formerly known as Interactive Data Fixed Income Analytics, reported revenue for the third quarter of 2011 of $8.3 million, which declined by 4.8% from the same quarter last year. Excluding the effects of foreign exchange and the reduction of $0.1 million in third-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, third-quarter 2011 organic (non-GAAP) revenue for this business decreased by 5.7%.

Active Trader Services Segment:

•

Interactive Data’s Desktop Solutions business reported third-quarter 2011 revenue of $19.8 million, an increase of 2.0% from the same period last year. Excluding the effects of foreign exchange and the reduction of $0.2 in third-quarter 2010 revenue associated with the acquisition-related deferred revenue adjustment, third-quarter 2011 organic revenue was essentially unchanged from the third quarter of 2010 as the impact from lower total subscribers was offset by higher average subscription fees. As of September 30, 2011, Desktop Solutions reported approximately 56,500 total subscribers, a decline of 4.5% from the same period last year with subscriber declines for its various active trader platforms partially offset by strong subscriber growth within the Market-Q platform.

Other Third-Quarter 2011 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s third-quarter 2011 revenue was favorably impacted by $4.1 million due to the effects of foreign exchange primarily resulting from a weaker US dollar against the GBP and the Euro in comparison with the third quarter of 2010. Total costs and expenses in the third quarter of 2011 were $4.0 million higher as a result of the effects of foreign exchange. The net positive effect of foreign exchange on third-quarter 2011 operating income was $0.1 million.

Balance Sheet Highlights:

•

As of September 30, 2011, Interactive Data had cash and cash equivalents of $217.2 million, a $29.2 million increase over second-quarter 2011 levels. The Company’s total debt outstanding as of September 30, 2011, was approximately $2.0 billion.

Results for the Nine Months Ended September 30, 2011

•

For the nine months ended September 30, 2011, Interactive Data reported revenue of $645.7 million, an increase of $56.9 million, or 9.7%, from $588.8 million in the same period last year. Excluding the effects of foreign exchange and the reduction of $2.3 million in revenue for the first nine months of 2010 associated with the deferred revenue adjustment, organic revenue grew by 7.2% during the first nine months of 2011.

•

Interactive Data’s income from operations for the first nine months of 2011 was $68.5 million, compared with a loss from operations of $5.9 million in the same period one year ago. For the first nine months of 2011, non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) increased by 13.9% to $245.9 million from $215.9 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s third-quarter 2011 results on Friday, October 28, 2011 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1057 and the related access code is IDCQ311. For those who cannot listen to this broadcast, a replay of the call will be available from October 28 at 12:00 p.m. until Thursday, November 3, 2011 at 12:00 p.m., and it can be accessed by dialing (402) 530-9025 or (800) 695-1564 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, BondEdge Solutions (formerly Interactive Data Fixed Income Analytics) and Interactive Data Desktop Solutions businesses because management believes this additional level of detail provides further insight into underlying trends and how the individual business areas are performing. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements that, as we move forward, we are well positioned to continue addressing the evolving needs of our customers worldwide. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors,” as well as the Company’s recent Quarterly Reports on Form 10-Q. The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve core revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk due to the extent of our variable rate debt (to the extent the risk is not mitigated by our interest rate hedge and cap arrangements that may be in place and as amended from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Successor	Combined	Successor	Predecessor
	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Period from July 30 through September 30, 2010	Period from July 1 through July 29, 2010
REVENUE	$217,850	$197,947	$134,261	$63,686

COSTS AND EXPENSES:
Cost of services	72,081	74,532	47,435	27,097
Selling, general and administrative	63,853	72,433	38,640	33,793
Merger costs	—	100,818	63,379	37,439
Depreciation	9,601	9,130	5,926	3,204
Amortization	41,540	26,948	24,280	2,668

Total costs and expenses	187,075	283,861	179,660	104,201

INCOME (LOSS) FROM OPERATIONS	30,775	(85,914)	(45,399)	(40,515)
Interest (expense) income, net	(38,390)	(31,113)	(31,269)	156
Other income, net	30	745	703	42

LOSS BEFORE INCOME TAXES	(7,585)	(116,282)	(75,965)	(40,317)

Income tax benefit	(17,433)	(35,812)	(27,703)	(8,109)

NET INCOME (LOSS)	$9,848	$(80,470)	$(48,262)	$(32,208)

	Successor	Combined	Successor	Predecessor
	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Period from July 30 through September 30, 2010	Period from January 1 through July 29, 2010
REVENUE	$645,650	$588,805	$134,261	$454,544

COSTS AND EXPENSES:
Cost of services	219,030	209,334	47,435	161,899
Selling, general and administrative	190,089	196,850	38,640	158,210
Merger costs	—	116,113	63,379	52,734
Depreciation	30,193	28,430	5,926	22,504
Amortization	137,855	43,998	24,280	19,718

Total costs and expenses	577,167	594,725	179,660	415,065

INCOME (LOSS) FROM OPERATIONS	68,483	(5,920)	(45,399)	39,479

Interest (expense) income, net	(119,025)	(30,509)	(31,269)	760
Other (expense) income, net	(2,708)	952	703	249
Loss on extinguishment of debt	(25,450)	—	—	—

(LOSS) INCOME BEFORE INCOME TAXES	(78,700)	(35,477)	(75,965)	40,488

Income tax (benefit) expense	(51,295)	(9,689)	(27,703)	18,014

NET (LOSS) INCOME	$(27,405)	$(25,788)	$(48,262)	$22,474

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Assets:
Cash and cash equivalents	$217,191	$123,704
Accounts receivable, net	119,057	107,067
Due from parent	—	7,500
Prepaid expenses and other current assets	31,855	21,079
Income tax receivable	5,940	40,764
Deferred income taxes	13,299	7,574

Total current assets	387,342	307,688

Property and equipment, net	110,678	110,386
Goodwill	1,638,068	1,638,268
Intangible assets, net	1,856,742	1,994,461
Deferred financing costs, net	56,863	71,827
Other assets	5,756	11,247

Total Assets	$4,055,449	$4,133,877

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$13,751	$22,232
Accrued liabilities	86,659	92,020
Borrowings, current	13,450	10,088
Interest payable	12,314	30,647
Income taxes payable	3,970	5,521
Deferred revenue	33,515	24,296

Total current liabilities	163,659	184,804

Income taxes payable	11,236	11,314
Deferred tax liabilities	627,389	677,793
Other liabilities	56,127	48,130
Borrowings, net of current portion and original issue discount	1,974,143	1,959,365

Total Liabilities	2,832,554	2,881,406

Equity:
Common stock	—	—
Additional paid-in-capital	1,331,855	1,327,115
Accumulated loss	(121,668)	(94,263)
Accumulated other comprehensive income	12,708	19,619

Total Equity	1,222,895	1,252,471

Total Liabilities and Equity	$4,055,449	$4,133,877

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Successor	Combined	Successor	Predecessor
	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Period from July 30 through September 30, 2010	Period from January 1 through July 29, 2010
Cash flows provided by (used in) operating activities:
Net (loss) income	$(27,405)	$(25,788)	$(48,262)	$22,474
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	168,048	72,428	30,206	42,222
Amortization of discounts and premiums on marketable securities, net	—	766	—	766
Amortization of deferred financing costs and accretion of note discounts	13,386	3,313	3,313	—
Deferred income taxes	(54,586)	(18,586)	(25,856)	7,270
Excess tax benefits from stock-based compensation	—	(3,625)	—	(3,625)
Stock-based compensation	2,740	24,768	783	23,985
Non-cash interest expense	—	331	331	—
(Recovery) provision for doubtful accounts and sales credits	(7)	140	37	103
Loss on dispositions of fixed assets	124	115	1	114
Loss on extinguishment of debt	25,450	—	—	—
Changes in operating assets and liabilities, net	(8,576)	(69,892)	19,927	(89,819)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	119,174	(16,030)	(19,520)	3,490

Cash flows used in investing activities:
Purchase of fixed assets	(30,803)	(34,636)	(8,241)	(26,395)
Business acquisitions, net of acquired cash	19	(32,284)	(2,361)	(29,923)
Acquisition of Interactive Data Corporation and subsidiaries	—	(3,374,155)	(3,374,155)	—
Purchase of marketable securities	—	(64,136)	—	(64,136)
Proceeds from maturities of marketable securities	—	159,428	—	159,428

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(30,784)	(3,345,783)	(3,384,757)	38,974

Cash flows provided by financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	28,397	—	28,397
Common stock cash dividends paid	—	(18,964)	—	(18,964)
Excess tax benefits from stock-based compensation	—	3,625	—	3,625
Proceeds from issuance of long-term debt, net of issuance costs	1,358	1,899,670	1,899,670	—
Principal payments on long-term debt	(6,726)	(5,325)	(5,325)	—
Investment by parent company	—	1,353,969	1,353,969	—
Proceeds from issuance of parent company common stock	11,850	—	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,482	3,261,372	3,248,314	13,058

Effect of change in exchange rates on cash and cash equivalents	(1,385)	(5,639)	3,109	(8,748)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	93,487	(106,080)	(152,854)	46,774
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	123,704	209,946	256,720	209,946

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$217,191	$103,866	$103,866	256,720

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Successor	2010 Combined	Change	2011 Successor	2010 Combined	Change

Revenue	$217,850	$197,947	10.1%	$645,650	$588,805	9.7%
Total deferred revenue adjustment	—	2,318	—	902	2,318	61.1%

Non-GAAP revenue before total deferred revenue adjustment	217,850	200,265	8.8%	646,552	591,123	9.4%
Total effects of foreign exchange	(4,132)	—	—	(12,668)	—	—

Total organic (non-GAAP) revenue	$213,718	$200,265	6.7%	$633,884	$591,123	7.2%

Interactive Data Pricing and Reference Data Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Successor	2010 Combined	Change	2011 Successor	2010 Combined	Change
Interactive Data Pricing and Reference Data revenue	$141,016	$129,005	9.3%	$415,738	$380,549	9.2%
Effects of deferred revenue adjustment	—	1,451	—	569	1,451	-60.8%

Non-GAAP revenue before effects of deferred revenue adjustment	141,016	130,456	8.1%	416,307	382,000	9.0%
Effects of foreign exchange	(1,920)	—	—	(6,593)	—	—

Total organic (non-GAAP) revenue	$139,096	$130,456	6.6%	$409,714	$382,000	7.3%

Interactive Data Real-Time Services Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Successor	2010 Combined	Change	2011 Successor	2010 Combined	Change
Interactive Data Real-Time Services revenue	$48,695	$40,760	19.5%	$144,672	$122,743	17.9%
Effects of deferred revenue adjustment	—	551	—	113	551	-79.5%

Non-GAAP revenue before effects of deferred revenue adjustment	48,695	41,311	17.9%	144,785	123,294	17.4%
Effects of foreign exchange	(1,948)	—	—	(5,120)	—	—

Total organic (non-GAAP) revenue	$46,747	$41,311	13.2%	$139,665	$123,294	13.3%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

BondEdge Solutions (Interactive Data Fixed Income Analytics)

Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Successor	2010 Combined	Change	2011 Successor	2010 Combined	Change
BondEdge Solutions	$8,310	$8,733	-4.8%	$25,492	$25,814	-1.2%
Effects of deferred revenue adjustment	—	72	—	31	72	-56.9%

Non-GAAP revenue before effects of deferred revenue adjustment	8,310	8,805	-5.6%	25,523	25,886	-1.4%
Effects of foreign exchange	(4)	—	—	(12)	—	—

Total organic (non-GAAP) revenue	$8,306	$8,805	-5.7%	$25,511	$25,886	-1.4%

Interactive Data Desktop Solutions (eSignal) Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Successor	2010 Combined	Change	2011 Successor	2010 Combined	Change
Interactive Data Desktop Solutions (eSignal) revenue	$19,829	$19,449	2.0%	$59,748	$59,699	0.1%
Effects of deferred revenue adjustment	—	244	—	189	244	-22.5%

Non-GAAP revenue before effects of deferred revenue adjustment	19,829	19,693	0.7%	59,937	59,943	0.0%
Effects of foreign exchange	(260)	—	—	(943)	—	—

Total organic (non-GAAP) revenue	$19,569	$19,693	-0.6%	$58,994	$59,943	-1.6%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 Successor	2010 Combined	2011 Successor	2010 Combined
Net Income (Loss)	$9,848	$(80,470)	$(27,405)	$(25,788)
Interest expense	38,390	31,113	119,025	30,509
Other (income) loss	(30)	(745)	2,708	(952)
Income tax benefit	(17,433)	(35,812)	(51,295)	(9,689)
Depreciation and amortization	51,141	36,078	168,048	72,428

EBITDA	$81,916	$(49,836)	$211,081	$66,508

Adjustments:
Stock-based compensation	952	18,117	2,740	24,768
Merger costs	—	100,818	—	116,113
Other non-recurring charges[2]	2,679	6,609	29,335	6,826
Other charges[3]	1,814	1,822	2,727	1,678

Total Adjustments	5,445	127,366	34,802	149,385

Adjusted EBITDA	$87,361	$77,530	$245,883	$215,893

Adjusted EBITDA Margin[4]	40.1%	38.7%	38.0%	36.5%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	22,500	22,500

Pro Forma Adjusted EBITDA	$94,861	$85,030	$268,383	$238,393

Pro Forma Adjusted EBITDA Margin[4]	43.5%	42.5%	41.5%	40.3%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing 12 Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2010 Successor	2011 Successor	2011 Successor	2011 Successor	2011 Successor
Net (Loss) Income	$(46,001)	$(27,186)	$(10,067)	$9,848	$(73,406)
Interest expense	47,095	41,897	38,738	38,390	166,120
Other loss (income)	382	351	2,387	(30)	3,090
Income tax benefit	(2,648)	(23,007)	(10,855)	(17,433)	(53,943)
Depreciation and amortization	51,623	57,896	59,011	51,141	219,671

EBITDA	$50,451	$49,951	$79,214	81,916	$261,532

Adjustments:
Stock-based compensation	(671)	768	1,020	952	2,069
Merger costs	3,879	—	—	—	3,879
Other non-recurring charges[2]	18,131	25,911	745	2,679	47,466
Other charges[3]	1,678	209	704	1,814	4,405

Total Adjustments	23,018	26,888	2,469	5,445	57,820

Adjusted EBITDA	$73,468	$76,839	$81,683	87,361	$319,352

Adjusted EBITDA Margin[4]	35.1%	36.2%	37.7%	40.1%	37.3%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$80,968	$84,339	$89,183	$94,861	$349,352

Pro Forma Adjusted EBITDA Margin[4]	38.7%	39.8%	41.2%	43.5%	40.8%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Successor	2010 Combined	Change	2011 Successor	2010 Combined	Change
Adjusted EBITDA	$87,361	$77,530	12.7%	$245,883	$215,893	13.9%
Capital Expenditures	12,918	12,660	2.0%	30,803	34,636	-11.1%

Free Cash Flow	$74,443	$64,870	14.8%	$215,080	$181,257	18.7%

Pro forma adjusted EBITDA	$94,861	$85,030	11.6%	$268,383	$238,393	12.6%
Capital Expenditures	12,918	12,660	2.0%	30,803	34,636	-11.1%

Free Cash Flow	$81,943	$72,370	13.2%	$237,580	$203,757	16.6%